PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”), dated as of June 11, 2013, is made by and between [Name of Seller] (the “Seller”) and Elephant Talk Communications Corp., a Delaware corporation (the “Company”). The Seller and the Company are sometimes individually referred to herein as a “Party” and collectively referred to herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company issued 8% Senior Secured Convertible Notes due May 1, 2014 (the “Notes”) to the Seller pursuant to the terms of that certain Securities Purchase Agreement, dated as of March 29, 2012, by and among the Company and the Purchasers listed on Exhibit A thereto (the “SPA”); and

WHEREAS, the Company has entered into securities purchase agreements with certain investors whereby the Company has agreed to sell to such investors, and such investors have agreed to purchase from the Company, 17,595,308 shares of the Company’s common stock and warrants to purchase 7,917,889 shares of the Company’s common stock (the “Warrants”) in a registered direct offering as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2013 (the “Equity Offering”);

WHEREAS, the Company expects to receive aggregate gross proceeds of $12,000,000 from the Equity Offering (“Gross Proceeds”);

WHEREAS, the Company is seeking from the Seller and each of the other holders of the Notes a waiver of Sections 3.16 and 3.17 of the SPA as it relates to the issuance of the Warrants in the Equity Offering;

WHEREAS, pursuant to Section 7.3 of the SPA, no provision of the SPA may be waived except in a written instrument signed by Purchasers (as defined in the SPA) holding at least two-thirds of the outstanding principal amount of the Notes;

WHEREAS, the Company wishes to use a portion of the Gross Proceeds to purchase from the Seller all of the Notes held by the Seller, and the Seller wishes to sell all of its Notes to the Company, upon the terms and subject to the conditions set forth herein; and

WHEREAS, the Notes are secured by all of the assets of the Company and its subsidiaries pursuant to a Security Agreement (the “Security Agreement”), dated March 29, 2013, by and between the Company and JGB Collateral LLC, as collateral agent for the holders of the Notes (the “Agent”) and certain other security agreements, pledge agreements, deeds and/or fixed and floating charges entered into by the Company or its subsidiaries in connection therewith (collectively with the Security Agreement, the “Security Documents”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I.

TERMS OF PURCHASE AND SALE

Section 1.01 Waiver of Sections 3.16 and 3.17 of the SPA. Subject to and effective only upon the Company’s performance in full of Section 1.02 and Section 1.03, the Seller waives Section 3.16 of the SPA as it relates to the issuance of the Warrants in the Equity Offering solely to permit the issuance of the Warrants in connection with the consummation of the Equity Offering. Subject to and effective only upon the Company’s performance in full of Section 1.02 and Section 1.03, the Seller also waives Section 3.17 of the SPA as it relates to the terms of the Warrants issuable in the Equity Offering. The waiver set forth above shall be limited precisely as written and relates solely to the provisions of Section 3.16 and Section 3.17 of the SPA in the manner and to the extent described above, and nothing in this Agreement shall be deemed to constitute a waiver of compliance by the Company with respect to any other term, provision or condition of the Agreement or any other Transaction Document (as defined in the SPA), or any other instrument or agreement referred to therein. Nothing contained in this Agreement will be deemed or construed to amend, supplement or modify the Agreement (including, without limitation, the provisions of Section 3.16 and Section 3.17 thereof) or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect. For the avoidance of doubt, if the Company fails to satisfy any provision of Section 1.02 or 1.03 hereof, the waiver set forth in this Section 1.01 shall be void ab initio.

Section 1.02 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, effective as of the Closing, the Seller agrees to sell and assign to the Company, and the Company agrees to purchase from the Seller, $[ ] aggregate principal amount of the Notes held by the Seller (the “Subject Notes”).

Section 1.03 Consideration. As consideration for the purchase of the Subject Notes, the Company shall pay to the Seller an amount in cash equal to $[ ] plus accrued and unpaid interest through and including the Closing Date (as defined below) (the “Purchase Price”) for all of the Subject Notes. The Company shall pay the Purchase Price to the Seller on the Closing Date by wire transfer of immediately available funds.

Section 1.04 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the closing of the Equity Offering (the “Closing Date”). If the Closing has not occurred by June 15, 2013, the Seller may, at its option, terminate this Agreement by delivering a written notice to the Company and, upon such termination, the Seller shall have no further obligation or liability hereunder. Any such termination shall be without prejudice to the Seller’s rights and remedies.

Section 1.05 Delivery of Subject Notes. The Seller shall use its commercially reasonable efforts to return the Subject Notes to the Company not later than 15 days after the Closing Date.

Section 1.06 Certain Costs. The Company acknowledges and agrees that the preparation and filing of any UCC termination statements or any other documents or instruments that are necessary, appropriate or desirable for the release of any lien, encumbrance or security interest created in favor of the Agent pursuant to the Security Documents (“Lien Releases”) shall be at the Company’s sole cost and expense. The Company hereby agrees to reimburse, indemnify and hold the Seller and the Agent harmless against any and all costs or other liabilities incurred by either of them in connection with any Lien Release.

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Article II.

REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

Section 2.01 Representations. The Seller represents and warrants that it has good and marketable title to the Subject Notes. The Company represents that neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby violates, conflicts with, constitutes a default under, results in the acceleration of or creates in any party the right to accelerate, terminate, modify or cancel any material contract to which the Company is a party or by which the Company is bound. Each Party represents that (a) it has the legal capacity to execute, deliver and perform its obligations under this Agreement and (b) this Agreement has been duly and validly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.

Section 2.02 Further Assurances. The Company and the Seller shall execute such documents and other instruments and take such further actions as may be reasonably necessary or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated hereby.

Section 2.03 Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City time, on the first Business Day after the date of this Agreement, issue a press release or file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing the purchase of the Subject Notes pursuant to this Agreement and similar agreements with other holders of the Notes. From and after the earlier of the issuance of the press release and the filing of the Current Report on Form 8-K with the Securities and Exchange Commission, the Company acknowledges and agrees that the Seller shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents.

Article III.

MISCELLANEOUS

Section 3.01 Successors and Assigns. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns and no Party shall assign this Agreement or any of its interests, rights or obligations hereunder to any other person or entity without the prior written consent of the other Party. The Agent is an express third party beneficiary of Section 1.06.

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Section 3.02 Amendment. No provision of this Agreement may be waived or amended except in a written instrument signed, by the Party against whom enforcement of any such waiver or amendment is sought.

Section 3.03 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. The parties submit to the exclusive jurisdiction of the state and federal courts located in New York County, New York for any action , dispute or proceeding arising out of this Agreement. This Agreement shall not be interpreted or construed with any presumption against the Party causing this Agreement to be drafted.

Section 3.04 Entire Agreement. Section 3.05 This Agreement constitutes the final agreement between the Parties and supersedes all prior oral or written agreements or policies relating to the subject matter of this Agreement.

Section 3.06 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that all Parties need not sign the same counterpart.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

[ SELLER ]

By:
Name:
Title:

ELEPHANT TALK COMMUNICATIONS CORP.

By:
Name:
Title: